EXHIBIT 99.1

DESCRIPTION OF THE CAPITAL STOCK OF AIR TRANSPORT SERVICES GROUP, INC.
The following description summarizes information about the Company’s capital stock. You can obtain more information about the Company’s capital stock by consulting the Company’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”), and the Company’s Amended and Restated Bylaws, as amended (the “Bylaws”) as well as the Delaware General Corporation Law, copies of which have been filed by the Company with the Securities and Exchange Commission.
Authorized Capital Stock
The Company’s authorized capital stock consists of 95,000,000 shares, of which 75,000,000 shares are Common Stock, par value $.01 per share and 20,000,000 shares are Preferred Stock, par value $.01 per share. As of February 23, 2016, 63,888,980 shares of Common Stock were issued and outstanding, and no shares of Preferred Stock were issued or outstanding. The Certificate of Incorporation authorizes the issuance of 75,000 Series A Junior Participating Preferred Stock (the “Series A”), none of which have been issued. Until August 15, 2013, the holders of each share of Common Stock held a right to acquire one one-thousandths of a share of Series A under certain circumstances. These rights expired on August 15, 2013.
Common Stock
Each share of Common Stock entitles its holder of record to one vote on all matters voted on by stockholders. The Certificate of Incorporation does not provide for cumulative voting in the election of directors. Accordingly, holders of a majority of the outstanding shares of Common Stock voting in the election of directors are able to elect all of the directors, if they choose to do so, subject to any rights of the holders of any Preferred Stock to elect directors. Subject to any preferential or other rights of any outstanding series of Preferred Stock that may be established by the Board of Directors, the holders of Common Stock are entitled to (i) such dividends as the Company’s Board of Directors may declare from time to time from legally available funds and (ii), upon the Company’s dissolution, will be entitled to receive pro rata all of the assets of the Company available for distribution to stockholders, except that such rights upon dissolution of non-U.S. citizens are limited as described under “Limitations on Foreign Ownership.”
Holders of Common Stock have no preemptive rights, conversion rights or other subscription rights. The rights, preferences and privileges of holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of Preferred Stock which the Company may designate and issue in the future.
Preferred Stock
The Certificate of Incorporation authorizes the Board of Directors, without action by the Company’s stockholders, to provide for the issuance of shares of Preferred Stock in one or more classes or series, and to fix for each such class or series the voting powers, designations, preferences, limitations, and restrictions. The rights of any class or series of Preferred Stock may be greater than the rights attached to the Common Stock. It is not possible to state the actual effect of the issuance of any class or series of Preferred Stock on the rights of holders of Common Stock until the Board of Directors of the Company determines the specific rights attached to that Preferred Stock. The effects of issuing Preferred Stock could include one or more of the following:

•	restricting dividends on the Common Stock;

•	diluting the voting power of the Common Stock;

•	impairing the liquidation rights of the Common Stock; and

•	delaying or preventing a change of control of the Company.
Limitation on Voting by Foreign Owners
In furtherance of the Company’s stock ownership restrictions which are described below, a transfer of shares of any class of the Company’s capital stock to an Alien will not be valid, except between the parties to the transfer, until the transfer is recorded on the Company’s foreign stock record, which is a record maintained by the Company which records the date of a transfer to an Alien, the parties to the transfer and the number and description of the shares of stock transferred to an Alien. The Certificate of Incorporation defines “Alien” as: (i) any person who is not a citizen of the United States (“U.S. Citizens”) as defined in 49 U.S.C. Section 40102(a)(15), or any nominee of such person; (ii) any foreign government or representative thereof; (iii) any corporation organized under the laws of any foreign government; or (iv) any corporation, partnership, trust, association, or other entity which is an Affiliate of an Alien or Aliens. “Affiliate” has the meaning set forth in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Beneficial Ownership Inquiry
The Company may by written notice (including by proxy or ballot) require a person who is the record holder of the Company’s capital stock or a person with beneficial ownership of such stock to certify that, to the knowledge of such person:

•	all stock of the Company which such person has record ownership or beneficial ownership are owned and controlled only by U.S. Citizens; or

•	the number and class or series of stock of the Company owned of record or beneficially owned by such person that are owned or controlled by Aliens.
“Beneficial ownership” and “beneficially owned” refer to beneficial ownership as defined in Rule 13d-3 (without regard to the 60-day provision in paragraph (d)(l)(i) thereof) under the Exchange Act.
With respect to any equity securities identified by such person in response to the beneficial ownership inquiry, the Company may require such person to provide further information as the Company may reasonably require in order to implement the provisions restricting ownership.
If a person fails to provide the certificate or other information to which the Company is entitled, the Company will presume that the equity securities in question are owned or controlled by Aliens.

Limitations on Foreign Ownership
The Certificate of Incorporation restricts ownership or control of the Company by non-U.S. citizens. Ownership or control of (1) twenty-five percent (25%) (the “Maximum Voting Percentage”) or more of the issued and outstanding Voting Stock (as defined below) of the Company or (2) shares of capital stock of the Company entitled to receive fifty percent (50%) (the “Maximum Economic Percentage”) or more of the Company’s dividends, distributions or proceeds upon liquidation, by persons who are not U.S. Citizens is prohibited; provided, however, that the Maximum Voting Percentage shall be deemed to be automatically increased or decreased from time to time to that percentage of ownership which is then permissible by persons who are not U.S. Citizens under applicable Foreign Ownership Restrictions; provided, further, that the Board of Directors, by a majority vote of the independent directors, may increase or decrease the Maximum Economic Percentage if the Board of Directors in good faith, and upon advice of independent counsel, determines that such increase or decrease is permitted by applicable Foreign Ownership Restrictions. As used in the Certificate of Incorporation, “Voting Stock” means Common Stock, and any other classes of stock issued by the Company that are entitled to vote on matters generally referred to the stockholders for a vote. “Foreign Ownership Restrictions” means United States statutory and United States Department of Transportation regulatory or interpretive restrictions on foreign ownership or control of the Company, the breach of which would result in the loss of any operating certificate or authority of the Company or any of its subsidiaries, including any successor provisions or regulations thereto.
A transfer of shares of any class of stock of the Company to an Alien will not be valid, except between the parties to the transfer, until the transfer shall have been recorded on the foreign stock record of the Company. At no time shall ownership or control of shares representing more than the lesser of (i) the Maximum Voting Percentage of the issued and outstanding Voting Stock, or (ii) the Maximum Economic Percentage of all shares of stock of the Company, be registered on the foreign stock record. If at any time the Company determines that shares of stock are purportedly owned or controlled by one or more Aliens who are not registered on the Foreign Stock Record, the registration of such shares shall, subject to the limitation in the preceding sentence, be made in chronological order in the foreign stock record, based on the date of the Company’s finding of ownership or control of such shares by an Alien. If at any time the Company determines that the number of shares of Voting Stock registered on the foreign stock record exceeds the Maximum Voting Percentage, or that the number of shares of stock of the Company registered on the foreign stock record exceeds the Maximum Economic Percentage, sufficient shares shall be removed from the foreign stock record in reverse chronological order so that the number of shares of Voting Stock registered on the foreign stock record does not exceed the Maximum Voting Percentage and so that the number of shares of stock of the Company registered on the foreign stock record does not exceed the Maximum Economic Percentage. Shares of stock of the Company known by the Company to be held of record or controlled by Aliens and not registered on the foreign stock record are at no time entitled to vote or to receive dividends, distributions or other benefits of ownership.
Anti-Takeover Effects of Provisions of the Company’s Certificate of Incorporation and Bylaws
Some provisions of the Certificate of Incorporation and Bylaws, including the following, could have the effect of making it more difficult for a third party, or discouraging a third party from attempting, to acquire control of the Company without the approval of the Company’s Board of Directors:

Stockholder Action
The Certificate of Incorporation provides that any action required or permitted to be taken by the Company’s stockholders must be taken at a duly called annual or special meeting of stockholders and may not be taken by written consent. These provisions may have the effect of delaying approval of a stockholder proposal until the next annual meeting or until a special meeting could be convened. Stockholders may not amend the Bylaws without the affirmative vote of the holders of at least 66 2/3% of the Voting Stock of the Company. An affirmative vote of 66 2/3% of the holders of the Voting Stock of the Company is required for (i) any merger or consolidation of the Company with or into any other corporation or (ii) a sale, lease, exchange or other disposition of all or substantially all of the Company assets, unless 66 2/3% of the directors approve such a transaction by resolution. Additionally, Articles 4, Section C (Series A Preferred), 10 (bylaws), 14 (board of directors), 15 (special meetings), 16 (66 2/3rd vote), 17 (written consent) and 18 (the Company’s right to amend the Certificate of Incorporation) of the Certificate of Incorporation may not be repealed or altered without the approval of 66 2/3% of the shares then entitled to vote.
Advance Notice Procedures
The Bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual meeting of stockholders, must provide timely notice in writing, subject to the exception noted below under “Board of Directors.” To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders. The Bylaws also specify requirements as to the form and content of a stockholder’s notice. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders.
Board of Directors
The Certificate of Incorporation provides that the number of directors of the Company shall be not less than three nor more than nine, with the exact number being fixed from time to time, within such limits, by the Board of Directors. Each nominee for director stands for election to a one-year term expiring at the next annual meeting of stockholders and until his or her successor is duly elected and qualified, subject to such director's earlier death, resignation, retirement or removal from service
Under the Certificate of Incorporation, at least two-thirds of the directors of the Company must be U.S. citizens. The Bylaws provide generally that vacancies on the Board of Directors, including those resulting from an increase in the number of directors, may be filled only by the remaining directors, and not by stockholders. Any director elected to fill a vacancy will have the same remaining term as his or her predecessor. Accordingly, the Board of Directors could temporarily prevent any stockholder from enlarging the Board of Directors and filling the new directorships with that stockholder’s own nominees.
Anti-Takeover Effects of Section 203 of the Delaware General Corporation Law
The Company is subject to Section 203 of the Delaware General Corporation Law. Section 203 provides that, subject to certain exceptions, a corporation shall not engage in any business combination with any “interested stockholder” for a three-year period following the time that such stockholder becomes an interested stockholder unless:

•	prior to such time, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; or

•
upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85%     of the voting stock of the corporation outstanding at the time the transaction commenced (excluding certain shares); or

•
at or subsequent to such time, the business combination is approved by the board of directors of the corporation and by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Except as specified in Section 203, an interested stockholder is generally defined as:

•
any person that is the owner of 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of     15% or more of the outstanding voting stock of the corporation, at any time within the three-year period immediately prior to the relevant date; and

•	the affiliates and associates of any such person.
Section 203 may make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period. The Company has not elected to be exempt from the restrictions imposed under Section 203. The provisions of Section 203 may encourage persons interested in acquiring the Company to negotiate in advance with the board of directors, since the stockholder approval requirement would be avoided if a majority of the directors then in office approves either the business combination or the transaction which results in any such person becoming an interested stockholder. Such provisions also may have the effect of preventing changes in the Company’s management. It is possible that such provisions could make it more difficult to accomplish transactions which the Company stockholders may otherwise deem to be in their best interests.
Authorized but Unissued Shares
The Company’s authorized but unissued shares of Common Stock and Preferred Stock are available for future issuance without stockholder approval. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of Common Stock and Preferred Stock could render more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise.
Transfer Agent and Registrar
Computershare, P.O. Box 43078, Providence, RI 02940, is the transfer agent and registrar for the Company’s Common Stock.
Shares in Book-Entry Form
Certificates representing Company Common Stock are not issued unless requested in writing as described below. Holders of record of the Company Common Stock have credited to a book-entry account established and maintained for them by the transfer agent and registrar the number of shares of Company Common Stock owned of record by them. Stockholders may request the issuance of a certificate representing shares of Company Common Stock owned of record by them by writing to the transfer agent and registrar.
Listing and Trading of Company Common Stock
The Company’s Common Stock is publicly traded on the NASDAQ Global Select Market under the symbol ATSG.